UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd, Eagan
 Minnesota, Utah, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	DYNT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President, Chief Executive Officer, Chief Financial Officer and Director

On May 17, 2023, John Krier informed Dynatronics Corporation (the "Company") of his decision to resign as President, Chief Executive Officer and Chief Financial Officer of the Company and as a member of the Board of Directors (the "Board") to pursue other professional interests.  Mr. Krier's resignation as President is intended to take immediate effect, whereas the effective date of his resignation as Chief Executive Officer, Chief Financial Officer and as a member of the Board, although not officially determined, is expected to occur no later than the end of September 2023.  Mr. Krier's contemplated departure from the Board is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of President, Chief Executive Officer and Director

On May 18, 2023, the Company announced that Brian D. Baker has been appointment as President of the Company, effective as of May 18, 2023. Mr. Baker will also continue as Chief Operating Officer of the Company, a position he has held since January 2022.  Additionally, the Company announced Mr. Baker's appointment as Chief Executive Officer of the Company and as a member of the Board, to fill the vacancies created by Mr. Krier's announced resignation from such positions, which appointments will become effective upon Mr. Krier's official resignation at or prior to the end of September 2023.

Mr. Baker first joined the Company as President of Therapy Products in February 2018. He served as Chief Operating Officer from May 2019 until his promotion to Chief Executive Officer in August 2019. Mr. Baker held that position until July 2020, when he resigned due to health issues relating to the COVID-19 virus. Following his resignation as Chief Executive Officer, Mr. Baker continued as a member of the Board and a consultant to the Company until his appointment as Chief Operating Officer in January 2022.  Prior to joining the Company, Mr. Baker was Vice President of Global Operations of Seaspine Holdings Corporation from July 2015 to January 2018, where he also worked as Vice President of Operations of the SeaSpine business within Integra LifeSciences Corporation from March 2015 to July 2015. From November 2013 until March 2015, he was an industry consultant advising on mergers and acquisitions and providing business process optimization services. He holds a B.A. degree in business from the University of Phoenix. He is 56 years old.

There is no arrangement or understanding between Mr. Baker and any other person pursuant to which Mr. Baker was appointed as a director of the Company. Mr. Baker is not a party to any agreement or transaction that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Baker and any director or executive officer of the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)).

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated May 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023	DYNATRONICS CORPORATION

	By:	/s/John Krier
	Name:	John Krier
	Title:	Chief Executive Officer